EXHIBIT 21.1

                             LIST OF SUBSIDIARIES
                           (in alphabetical order)


WHOLLY OWNED SUBSIDIARIES OF THE REGISTRANT

AMG/Midwest Holdings, Inc., a Delaware corporation

AMG/SouthwestGP Holdings, Inc. a Delaware corporation

AMG/TBC Holdings, Inc., a Delaware corporation

AMG Service Corp., a Delaware corporation

AMG Finance Trust, a Massachusetts business trust (through AMG Service Corp.)

The Burridge Group Inc., an Illinois corporation

Edward C. Rorer & Co., Inc., a Delaware corporation

FCMC Holdings, Inc., a Delaware corporation

First Quadrant Corp., a New Jersey corporation (through First Quadrant Holdings, Inc.)

First Quadrant Holdings, Inc., a Delaware corporation

GeoCapital Corporation, a Delaware corporation

J M H Management Corporation, a Delaware corporation

Suite 3000 Holdings, Inc., a Delaware corporation

TMF Corp., a Delaware corporation


ENTITIES IN WHICH THE REGISTRANT HAS A MAJORITY INTEREST (DIRECT AND INDIRECT)

Davis Hamilton Jackson & Associates, L.P., a Delaware limited partnership (through AMG/SouthwestGP Holdings, Inc. and AMG/TBC Holdings, Inc.)

Essex Investment Management Company, LLC, a Delaware limited liability company

First Quadrant, L.P., a Delaware limited partnership (through First Quadrant Corp.)

First Quadrant U.K., L.P., a Delaware limited partnership (through First Quadrant Corp.)

First Quadrant Limited, a U.K. corporation (through First Quadrant U.K., L.P.)

Frontier Capital Management Company, LLC, a Delaware limited liability company (through FCMC Holdings, Inc.)

GeoCapital, LLC, a Delaware limited liability company (through GeoCapital Corporation)

Gofen and Glossberg, L.L.C., a Delaware limited liability company

J.M. Hartwell Limited Partnership, a Delaware limited partnership
(through J M H Management Corporation)

                           (in alphabetical order)


The Managers Funds LLC, a Delaware limited liability company (through TMF
Corp.)

Renaissance Investment Management, a Delaware partnership

Rorer Asset Management, LLC, a Delaware limited liability company (through Edward C. Rorer & Co., Inc.)

Skyline Asset Management, L.P., a Delaware limited partnership

Systematic Financial Management, L.P., a Delaware limited partnership

The Burridge Group LLC, a Delaware limited liability company (through The Burridge Group Inc.)

Tweedy, Browne Company LLC, a Delaware limited liability company (through AMG/TBC Holdings, Inc.)



ENTITIES IN WHICH THE REGISTRANT HAS A MINORITY INTEREST

Paradigm Asset Management Company, L.L.C., a Delaware limited liability company